UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2006

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices)     (zip code)
Registrant’s telephone number, including area code: (512) 338-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	On December 15, 2006, James M. Schneider, Senior Vice President and Chief Financial Officer, gave notice of his intention to resign from the company at the end of the current fiscal year (February 2, 2007). Mr. Schneider will remain Chief Financial Officer until January 1, 2007.

(c)	On December 19, 2006, the company announced the appointment of Donald J. Carty to serve as Vice Chairman and Chief Financial Officer, effective January 1, 2007. Mr. Carty, age 60, has been a member of the company’s board of directors since 1992 and has served as chairman of the Audit Committee for much of that time. From 1998 to 2003, Mr. Carty served as Chairman of the Board and Chief Executive Officer of AMR Corporation, the parent company of American Airlines, Inc. He also previously served as President of AMR Airline Group and American Airlines, Inc. Prior to that he held various other executive positions, including Chief Financial Officer, at AMR and its subsidiaries. Mr. Carty is currently a director of Sears Holding Corporation, Barrick Gold Corporation, CHC Helicopter Corporation, Hawaiian Holdings, Inc. and Gluskin Sheff + Associates.

The Compensation Committee of the company’s board of directors has approved the following compensation arrangements for Mr. Carty: (1) annual base salary of $700,000; (2) a fiscal 2008 target bonus under the company’s Executive Annual Incentive Bonus Plan of 100% of base salary; and (3) a grant of 190,000 options with an exercise price equal to the fair market value of the company’s common stock on the date of grant, as well as a grant of 50,000 restricted stock units. Both the options and the restricted stock units vest over a period of five years from the date of grant, and the relevant agreements will contain special vesting provisions that allow vesting to continue after the termination of Mr. Carty’s employment so long as he remains a member of the board of directors. The equity awards will be made pursuant to the company’s 2002 Long-Term Incentive Plan and will be effective on the date Mr. Carty’s employment commences. Copies of the agreements governing the awards of stock options and restricted stock units are attached hereto as Exhibits 99.1 and 99.2, respectively.
A copy of the company’s press release announcing Mr. Schneider’s resignation and Mr. Carty’s appointment is attached hereto as Exhibit 99.3.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits.

99.1	Form of Nonstatutory Stock Option Agreement for grant to Donald J. Carty
99.2	Form of Stock Unit Agreement for grant to Donald J. Carty
99.3	Press Release, dated December 19, 2006, announcing appointment of Donald J. Carty as Vice Chairman and Chief Financial Officer and resignation of James M. Schneider as Senior Vice President and Chief Financial Officer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: December 19, 2006	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr. Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
99.1	Form of Nonstatutory Stock Option Agreement for grant to Donald J. Carty

99.2	Form of Stock Unit Agreement for grant to Donald J. Carty

99.3	Press Release, dated December 19, 2006, announcing appointment of Donald J. Carty as Vice Chairman and Chief Financial Officer and resignation of James M. Schneider as Senior Vice President and Chief Financial Officer

4